                                                                   Exhibit 10.22


                       KEYCORP EXCESS 401(K) SAVINGS PLAN


         The KeyCorp Excess 401(k) Savings Plan ("Plan") is hereby amended and restated in its entirety to be effective January 1, 1997. The Plan as amended and restated, is intended to provide certain key employees of KeyCorp with a Plan benefit equal the benefit that the Participant would have been eligible to receive under the KeyCorp 401(k) Savings Plan but for the contribution limits imposed by Section 402(g) of the Internal Revenue Code of 1986, as amended
(Code) or the compensation limits imposed by Section 401(a)(17) of the Code. It is the intention of KeyCorp, and it is the understanding of those Participants covered under the Plan, that the Plan is unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

                                    ARTICLE I
                                    ---------

                                   DEFINITIONS
                                   -----------

1.1 MEANING OF DEFINITIONS. For the purposes hereof, the following words and phrases shall have the meanings hereinafter set forth, unless a different meaning is plainly required by the context:

                  (A) "401(k) SAVINGS PLAN" shall mean the KeyCorp 401(k) Savings Plan, with all amendments, modifications, supplements thereto and hereafter made.

                  (B) "BENEFICIARY" shall mean the Participant's surviving spouse who is entitled to receive the benefit hereunder in the event the Participant dies before his or her Excess 401(k) Plan benefit shall have been distributed to him or her in full.

                  (C) "CHANGE OF CONTROL" shall be deemed to have occurred if under any rabbi trust arrangement maintained by the Corporation, the Corporation is required under the terms of such arrangement to fund such rabbi trust to secure the payment of any Participants' Plan benefits payable hereunder because a "Change of Control" as defined in such rabbi trust has occurred after January 1, 1997.

                  (E) "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time, together with all regulations promulgated thereunder. Reference to a section of the Code includes such section and any comparable section or sections of any future legislation that amends, supplements, or supersedes such section.

                  (F) "COMPENSATION" of a Participant for any Plan Year or any partial Plan Year in which the Participant incurs a Severance From Service Date shall mean the entire amount of compensation paid to such Participant during such period by reason of his employment with an Employer, as reported for federal income tax purposes, plus that compensation which would have been paid except for (1) the timing of an Employer's payroll processing operations, (2) the provisions of the KeyCorp 401(k) Savings Plan, or (3) the provisions of the KeyCorp Flexible Benefits Plan, provided, however, that the term shall not include:

                 (i) any amount attributable to the Employee's receipt of stock appreciation rights and the amount of any gain to the Employee upon the exercise of a stock option;

                (ii) any amount attributable to the Employee's receipt of non-cash remuneration which is included in the Employee's income for federal income tax purposes;

               (iii) any amount attributable to the Employee's receipt of moving expenses and any relocation bonus paid to the Employee during the Plan Year;

                 (iv) any amount attributable to a severance paid by an Employer or the Corporation to the Employee;

                  (v) any amount attributable to fringe benefits (cash and non-cash), regardless of whether any or all such items are includible in such Participant's gross income for federal tax purposes;

                 (vi) any amount attributable to any bonus or payment made as an inducement for the Employee to accept employment with an Employer;

                (vii) any amount attributable to compensation of any type, including bonus or incentive compensation payments, paid on or after the Employee's Severance From Service Date; or

                  (viii) any amount attributable to compensation deferred by the Participant.

                  (G) "CORPORATE CONTRIBUTIONS" shall mean (i) those Matching Employer Contributions and Profit Sharing Contributions an Employer has agreed to contribute to the Plan in accordance with the provisions of
         Article IV. Corporate Contributions shall be subject to the vesting requirements contained within Article VI of the Plan, and a Participant shall have no interest in those Corporate Contributions credited to his or her Plan Account until the Participant is fully vested in such Corporate Contributions.

                  (H) "CORPORATION" shall mean KeyCorp, an Ohio Corporation, its corporate successors, and any corporation or corporations into or with which it may be merged or consolidated.

                  (I) "DEFERRAL COMMENCEMENT DATE" shall mean the first pay period coinciding with or immediately following the date on which the Participant reaches his or her maximum contribution limit under Section 402(g) of the Code and/or the Participant's maximum compensation limit under Section 401(a)(17) of the Code which effectively terminates the Participant's further deferral of Compensation under the 401(k) Savings Plan.

                  (J) "DEFERRAL ELECTION" shall mean the commitment made by the Participant to defer up to 6% of the Participant's Compensation each pay period to the Plan, which shall commence with the Participant's Deferral Commencement Date; a Participant's Deferral Election shall be made in such manner and at such time as the Corporation shall direct.

                  (K) "DEFERRAL PERIOD" shall mean each Plan year, provided however that a Participants initial Deferral Period shall be from his or her first day of participation in the Plan through the last day of the applicable Plan year.

                  (L) "EMPLOYEE" shall mean any person who is employed by an Employer who meets the definitional requirements of "Employee" as contained within the 401(k) Savings Plan.

                  (M) "EMPLOYER" shall mean the Corporation and any of its subsidiaries, unless specifically excluded as an Employer for Plan purposes by written action of an officer of the Corporation. An Employer's participation shall be subject to any conditions or requirements made by the Corporation, and each Employer shall be deemed to appoint the Plan Administrator as its exclusive agent under the Plan as long as it continues as a subsidiary.

                  (N) "INVESTMENT FUND" shall mean those Investment Funds established in accordance with and pursuant to the provisions of
         Article III of the 401(k) Savings Plan, as may be amended from time to time.

                  (O) "MATCHING EMPLOYER CONTRIBUTION" shall mean the amount which an Employer has agreed to contribute to the Plan in accordance with the provisions of Article IV of the Plan.

                  (P) "PARTICIPANT" shall mean an Employee who meets the eligibility requirements set forth in Section 2.1 and becomes a Plan Participant pursuant to Section 2.2 of the Plan.

                  (Q) "PARTICIPANT DEFERRALS" shall mean the Participant's elective deferral of Compensation under this Plan.

                  (R) "PLAN" shall mean the KeyCorp Excess 401(k) Savings Plan, with all amendments, modifications, and supplements hereafter made.

                  (S) "PLAN ACCOUNT" shall mean those bookkeeping accounts established by the Corporation for each Plan Participant, which shall reflect (a) all Participant Deferrals and any earnings, gains, and losses which would be attributable thereto, if such Participant Deferrals had been invested pursuant to the Participant's directions in the various Plan's Investment Funds, and (b) all Corporate Contributions credited by the Corporation to each Participant, and any dividends, gains, and losses which would be attributable thereto, if such credited Corporate Contributions had been invested by the Participant in the Corporation Stock Fund. Plan Accounts shall not constitute separate Plan funds or Plan assets. Neither the maintenance of, nor the crediting of amounts to such Plan Accounts shall be treated as (i) the allocation of any Corporation assets to, or a segregation of any Corporation assets in any such Plan Accounts, or (ii) as otherwise creating a right in any person or Participant to receive specific assets of the Corporation. Benefits under the Plan shall be paid from the general assets of the Corporation.

                  (T) "PROFIT SHARING CONTRIBUTIONS" shall mean those discretionary contributions which an Employer may contribute to the Plan pursuant to Article IV of the Plan.

                  (U) "VALUATION DATE" shall mean each "business day" or "business days" designated by the Plan Administrator on which Investment Funds are valued for bookkeeping purposes.

                  (V) "RETIREMENT" shall mean the termination of employment of a Participant under circumstances making him or her eligible to receive an Early Retirement or Normal Retirement Date benefit under the KeyCorp Cash Balance Pension Plan as the same shall be in effect on the date of a Participant's Retirement.

1.2 PRONOUNS: The masculine pronoun wherever used herein includes the feminine in any case so requiring, and the singular may include the plural.

1.3 ADDITIONAL REFERENCE: All other words and phrases used herein shall have the meaning given them in the 401(k) Savings Plan, unless a different meaning is clearly required by the context.

                                   ARTICLE II
                                   ----------

                             EMPLOYEE PARTICIPATION
                             ----------------------

2.1 EMPLOYEE ELIGIBILITY. An Employee shall be eligible to become a Participant in the Plan, provided, (1) the Corporation selects such Employee to participate in the Plan, (2) the Employee is a Participant in the 401(k) Savings Plan, (3) such Employee's elective deferrals of Compensation under the 401(k) Savings Plan reaches the deferral limitations prescribed by Section 402(g) of the Code, and/or the compensation limitations prescribed by Section 401(a)(17) of the Code, and (4) the Employee elects to defer up to 6% of his or her Compensation to the Plan.

2.2 NOTIFICATION OF NEW PARTICIPANTS. The Corporation shall notify an Employee of his or her eligibility to participate in the Plan; the Employee's election to defer Compensation to the Plan shall be made at such time and in such a manner as the Corporation shall direct. An Employee shall not become a Participant in the Plan until the Employee's Deferral Election is received by the Corporation.

2.3 EFFECT AND DURATION. Upon becoming a Participant, an Employee shall be entitled to the benefits and shall be bound by all terms and conditions of the Plan. Each Employee who becomes a Participant in the Plan shall remain a Participant until his or her Termination of Participation, as provided in
Section 7.1 hereof, provided however, that such Participant continues to meet the eligibility requirements of Section 2.1 of the Plan, and provided further that the Corporation continues the Participant's participation in the Plan.

2.4 AUTHORIZED LEAVE OF ABSENCE. A Participate on an authorized leave of absence who is not receiving Compensation during such leave period shall continue as a Plan Participant during such leave, provided, however, that no Corporate Contributions shall be credited to the Participant's Plan Account on behalf of the Participant during such leave period. Upon the Participant's return to active employment with an Employer, the Participant's Participant Deferrals shall automatically resume in accordance with the Participant's Deferral Election as in effect prior to the Participant's leave period unless otherwise modified by the Participant.

2.5 RE-EMPLOYMENT. If an Employee's employment is terminated and such Employee is subsequently re-hired by an Employer, such Employee shall be eligible to participate in the Plan only if the Employee meets the eligibility criteria contained within Section 2.1 hereof, and the Corporation selects such Employee to participate in the Plan.

                                   ARTICLE III
                                   -----------

                              PARTICIPANT DEFERRALS
                              ---------------------

3.1 PARTICIPANT DEFERRALS. Upon meeting the eligibility criteria contained within Section 2.1 hereof, a Participant may defer not less than one percent, nor more than 6 percent of his or her Compensation to the Plan. Such Participant Deferrals shall be effective with the first payment of Compensation to the Participant coinciding with or immediately following the later of (1) the date on which the Participant's elective deferral of Compensation under the 401(k) Savings Plan reaches the maximum deferral limitations prescribed under Section 402(g) of the Code, and/or the maximum compensation limits prescribed under Section 401(a)(17) of the Code, and (2) the date on which the Corporation receives the Employee's Deferral Election. Participant Deferrals shall be credited to the Participant's Plan Account as of each applicable pay period in which the Participant makes Participant Deferrals to the Plan.

3.2 CHANGE IN ELIGIBILITY STATUS. If the Corporation determines that a Participant's performance is no longer at a level that deserves to be rewarded through participation in the Plan, but does not terminate the Participant's employment with an Employer, the Participant's existing Deferral Election shall terminate at the conclusion of the Deferral Period, and no new Deferral Election may be made by such Participant.

                                   ARTICLE IV
                                   ----------

                             CORPORATE CONTRIBUTIONS
                             -----------------------

4.1 MATCHING EMPLOYER CONTRIBUTIONS. Matching Employer Contributions shall be credited to the Participant's Plan Account as of each pay period in proportion to the respective amount of each Participant's Participant Deferrals made to the Plan during such pay period, so that the credited Matching Employer Contribution shall be equal to 100% of the Participant's Participant Deferrals made to the Plan for such pay period.

4.2 PROFIT SHARING CONTRIBUTIONS. Profit Sharing Contributions, if any, shall be credited to Participant's Plan Accounts at such time and in such manner as the Corporation directs.

                                    ARTICLE V
                                    ---------

                                   INVESTMENTS
                                   -----------

5.1 PLAN ACCOUNT. All Participant Deferrals and Corporate Contributions shall be credited to a Plan Account established in the Participant's name. Separate sub-accounts may be established to reflect Participant's investment elections, and any earnings, gains, or losses attributable to such elections.

5.2 INVESTMENT OF PARTICIPANT DEFERRALS. Each Participant shall direct the manner in which his or her Participant Deferrals are to be invested for bookkeeping purposes under the Plan. All Participant Deferrals may be invested for bookkeeping purposes in any one or more of the Plan Investment Funds, in such amount as the Participant shall elect, provided that such election amounts are expressed in five percent increments. Participants may modify their investment elections at such times and in such manner as the Corporation shall direct. All Participant Deferrals invested in the Corporate Stock Fund shall be credited to the

Participant's Plan Account as of each applicable pay period based on the New York Stock Exchange's closing price for such common shares as of the date of payment of compensation for such applicable pay period.

5.3 INVESTMENT OF CORPORATE CONTRIBUTIONS. All Corporate Contributions credited to a Participant's Plan Account shall be invested for bookkeeping purposes in the Corporation Stock Fund based on the New York Stock Exchange's closing price for such common shares as of the date of payment of compensation for such applicable pay period. Corporate Contributions are not subject to Participants' investment directions.

5.4 VALUATION OF PLAN ACCOUNTS. As of each Valuation Date, the Plan Administrator shall determine the value of each Participant's Plan Account balance, which shall reflect the net gain or loss of each Investment Fund invested in (on a bookkeeping basis) by the Participant. The reasonable and equitable decision of the Plan Administrator as to the value of each Investment Fund shall be conclusive and binding upon all Participants and the Beneficiary of each deceased Participant having any interest, direct or indirect in the Participant's Plan Account. The value of an Investment Fund on any day not a Valuation Date, shall be the value on the last preceding Valuation Date.

5.5 CORPORATE ASSETS. All Participant Deferrals, Corporate Contributions, dividends, and any other earnings and losses credited to a Participant's Plan Account remain the assets and property of the Corporation, which shall be subject to distribution to the Participant only in accordance with Articles VII and VIII of the Plan. All payments hereunder shall be in the form of cash and shall be made from the general assets of the Corporation, and Participants and Beneficiaries shall have the status of general unsecured creditors of the Corporation. Nothing contained in the Plan shall create, or be construed as creating a trust of any kind or any other fiduciary relationship between the Participant, the Corporation, or any other person. It is the intention of the Corporation and the Participant that the Plan be unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended.

5.6 NO PRESENT INTEREST. Subject to any federal statute to the contrary, no right or benefit under the Plan and no right or interest in each Participant's Plan Account shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge any right or benefit under the Plan, or Participant's Plan Account shall be void. No right, interest, or benefit under the Plan or Participant's Plan Account shall be liable for or subject to the debts, contracts, liabilities, or torts of the Participant or Beneficiary. If the Participant or Beneficiary becomes bankrupt or attempts to alienate, sell, assign, pledge, encumber, or charge any right under the Plan or Participant's Plan Account, such attempt shall be void and unenforceable.

5.7 DETERMINATION OF AMOUNT. The Plan Administrator shall verify the amount of Participant Deferrals, Corporate Contributions, dividends, and earnings, if any, to be credited to each Participant's Plan Account in accordance with the provisions of the Plan. This determination shall be final and conclusive upon all Participants and Beneficiaries hereunder. As soon as reasonably practicable after the close of the Plan Year, the Corporation shall send to each Participant an itemized accounting statement which shall reflect the Participant's Plan Account balance.

5.8 EFFECT OF PLAN TERMINATION. Notwithstanding anything to the contrary contained in the Plan, the termination of the Plan or the termination of the 401(k) Savings Plan shall terminate the liability of the Corporation to make further Corporate Contributions to the Plan.

                                   ARTICLE VI
                                   ----------

                                     VESTING
                                     -------

6.1 PLAN VESTING. For purposes of determining a Participant's vested interest in those Corporate Contributions credited to Participants' Plan Accounts, a Participant shall become vested in those Corporate Contributions credited to his or her Plan Account upon the following:

         1.    The Participant's completion of three years of vested service;

         2. The Participant's termination of his active employment with an Employer upon becoming Disabled; or

         3.    The Participant's death.

         For purposes of this Section 6.1 hereof, vested service shall be determined based on the Participant's Employment Commencement Date with an Employer through the Participant's Severance From Service Date and shall be calculated based on consecutive twelve-month periods during which time the Participant is employed by an Employer.

                                   ARTICLE VII
                                   -----------

                  TERMINATION OF PARTICIPATION AND DISTRIBUTION
                  ---------------------------------------------

7.1 TERMINATION OF PARTICIPATION. Each Participant shall cease to be a Participant hereunder and shall be entitled to distribution of their vested Plan benefits under the Plan, on the first to occur:

                  (a) On the date of the Participant's Retirement from the employ of his or her Employer;

                  (b) On the date such Participant's employment with his or her Employer is terminated for any other reason (whether because of death, disability, voluntary resignation, or otherwise), provided, however, that if any such date shall be a pay period, the Participant shall for all purposes hereof cease to be a Participant upon the next succeeding day

7.2 DISTRIBUTION. As of a Participant's Termination of Participation, the funds attributable to Participant Deferrals and Corporate Contributions, if vested, shall be distributed to the Participant or to his or her Beneficiary in a lump sum payment. A Participant retiring from the employ of his or her Employer, whose Plan Account balance equals or exceeds $50,000 as of such Retirement date, may, request, subject to approval by the Corporation, that his or her distribution be made in a series of installments over a fixed period of time which shall not exceed 180 months. A Participant must request that his or her distribution be made in the form of installments a minimum of twelve months prior to the Participant's Retirement date.

         Distribution under either method shall be made or commenced as soon as reasonably practicable, but in no event later than 60 days after the close of the Plan Year in which the Participant's termination of Participation has occurred.

         If a Participant or former Participant dies after the distribution of his or her interest under the Plan has commenced, the remaining portion of the Participant's entire interest under the Plan, if any, shall be distributed to the Participant's Beneficiary under the method of distribution being used as of the Participant's or former Participant's date of death. If a Participant or former Participant dies before the distribution of his or her entire interest has commenced, the Participant's or former Participant's entire interest under the Plan shall be distributed to his or her Beneficiary in a lump-sum payment.

7.3 FORM OF DISTRIBUTION. The distribution of a Participant's or former Participant's interest under the Plan shall be made in the form of cash.

7.4 FACILITY OF PAYMENT. If it is found that any individual to whom an amount is payable hereunder is incapable of attending to his or her financial affairs because of any mental or physical condition, including the infirmities of advanced age, such amount (unless prior claim therefor shall have been made by a duly qualified guardian or other legal representative) may, in the discretion of the Corporation, be paid to another person for the use or benefit of the individual found incapable of attending to his or her financial affairs or in satisfaction of legal obligations incurred by or on behalf of such individual. Any such payment shall be charged to the Participant's Plan Account from which any such payment would otherwise have been paid to the individual found incapable of attending to his financial affairs, and shall be a complete discharge of any liability therefor under the Plan.

                                  ARTICLE VIII
                                  ------------

                                   WITHDRAWALS
                                   -----------

8.1 WITHDRAWAL OF CORPORATE CONTRIBUTIONS. Prior to the Participant's Termination of Participation, the Participant may not withdraw from the Plan those Participant Deferrals or Corporate Contributions credited to the Participant's Plan Account, or any earnings or gains attributable thereto.

                                   ARTICLE IX
                                   ----------

                            DEATH OF THE PARTICIPANT
                            ------------------------

9.1 DEATH OF THE PARTICIPANT. In the event of the death of a Participant, the amount, attributable to Participant Deferrals and vested Corporate Contributions credited to the Participant's Plan Account shall be paid to the Participant's Beneficiary If the Beneficiary (including all contingent Beneficiary(ies)), fails to survive the Participant, the amount of the Participant's Account shall be paid to the Participant's estate in a lump sum ninety days after the appointment of an executor or administrator. In the event of the death of the Beneficiary after the death of a Participant, the remaining amount of the Account payable to such Beneficiary shall be paid in a lump sum to the estate of such Beneficiary ninety days after the appointment of an executor or administrator for such estate.

                                    ARTICLE X
                                    ---------

                                 ADMINISTRATION
                                 --------------

                       ADMINISTRATION AND CLAIMS PROCEDURE
                       -----------------------------------

10.1 ADMINISTRATION. The Corporation, which shall be the "Administrator" of the Plan for purposes of ERISA and the "Plan Administrator" for purposes of the Code, shall be responsible for the general administration of the Plan, for carrying out the provisions hereof, and for making payments hereunder. The Corporation shall have the sole and absolute discretionary authority and power to carry out the provisions of the Plan, including, but not limited to, the authority and power (a) to determine all questions relating to the eligibility for and the amount of any benefit to be paid under the Plan, (b) to determine all questions pertaining to claims for benefits and procedures for claim review,
(c) to resolve all other questions arising under the Plan, including any questions of construction or interpretation, and (d) to take such further action as the Corporation shall deem necessary or advisable in the administration of the Plan. All findings, decisions, and determinations of any kind made by the Plan Administrator shall not be disturbed unless the Plan Administrator has acted in an arbitrary and capricious manner. Subject to the requirements of law, the Plan Administrator shall be the sole judge of the standard of proof required in any claim for benefits and in any determination of eligibility for a benefit. All decisions of the Plan Administrator shall be final and binding on all parties. The Corporation may employ such attorneys, investment counsel, agents, and accountants as it may deem necessary or advisable to assist it in carrying out its duties hereunder. The actions taken and the decisions made by the Corporation hereunder shall be final and binding upon all interested parties subject, however, to the provisions of Section 10.2. The Plan year, for purposes of Plan administration, shall be the calendar year.

10.2 CLAIMS REVIEW PROCEDURE. Whenever the Plan Administrator decides for whatever reason to deny, whether in whole or in part, a claim for benefits under this Plan filed by any person (herein referred to as the "Claimant"), the Plan Administrator shall transmit a written notice of its decision to the Claimant, which notice shall be written in a manner calculated to be understood by the Claimant and shall contain a statement of the specific reasons for the denial of the claim and a statement advising the Claimant that, within 60 days of the date on which he or she receives such notice, he or she may obtain review of the decision of the Plan Administrator in accordance with the procedures hereinafter set forth. Within such 60-day period, the Claimant or his or her authorized representative may request that the claim denial be reviewed by filing with the Plan Administrator a written request therefore, which request shall contain the following information:

         (i) the date on which the request was filed with the Plan Administrator; provided, however, that the date on which the request for review was in fact filed with the Plan Administrator shall control in the event that the date of the actual filing is later than the date stated by the Claimant pursuant to this paragraph (i);

         (ii) the specific portions of the denial of the claim on which the Claimant requests the Plan Administrator to review;

         (iii) a statement by the Claimant setting forth the basis upon which the Plan Administrator should reverse its previous denial of the claim and accept the claim as made; and

         (iv) any written material which the Claimant desires the Plan Administrator to examine in its consideration of his position as stated pursuant to paragraph (ii) above.

         In accordance with this Section, if the claimant requests a review of the Plan Administrator's decision, such review shall be made by the Plan Administrator, who shall, within ninety (90) days after receipt of the request form, review and render a written decision on the claim containing the specific reasons for the decision including reference to Plan provisions upon which the decision is based. All findings, decisions, and determinations of any kind made by the Plan Administrator shall not be modified unless the Plan Administrator has acted in an arbitrary and capricious manner. Subject to the requirements of a law, the Plan Administrator shall be the sole judge of the standard of proof required in any claim for benefits, and any determination of eligibility for a benefit. All decisions of the Plan Administrator shall be binding on the claimant and upon all other Persons. If the Participant, or Beneficiary shall not file written notice with the Plan Administrator at the times set forth above, such individual shall have waived all benefits under the Plan other than as already provided, if any, under the Plan.

                                   ARTICLE XI
                                   ----------

                            AMENDMENT AND TERMINATION
                            -------------------------

11.1 RESERVATION OF RIGHTS. The Corporation reserves the right to terminate the Plan at any time by action of the Board of Directors of the Corporation, or any duly authorized committee thereof, and to modify or amend the Plan, in whole or in part, at any time and for any reason; provided, however, that no such action shall reduce any Participant or Beneficiary's Participant Deferrals and Corporate Contributions credited to the Participants' Plan Account as of the effective date of such amendment.

11.2 EFFECT OF PLAN TERMINATION. If the Corporation terminates the Plan, Participants shall receive distribution of their interests under the Plan within 60 days of the Plan's termination date, in a lump-sum payment.

                                   ARTICLE XII
                                   -----------

                                CHANGE OF CONTROL

12.1 CHANGE OF CONTROL. Notwithstanding the provisions of Section 11.1 and
Section 11.2 of Article XI, in the event of a Change of Control as defined in
Section 1.1(c) of the Plan, no amendment of modification of this Plan may be made at any time on or after such Change of Control (1) to reduce or modify a Participant's Pre-Change of Control Account Balance, or (2) to reduce or modify the Investment Funds' method of crediting all earnings, gains and losses on a Participant's Pre-Change of Control Account Balance. For purposes of this
Section 12.1 hereof, the term "Pre-Change of Control Account Balance" shall mean with regard to any Plan Participant, the aggregate amount of such Participant's Participant Deferrals and Corporate Contributions with all earnings, gains, and losses thereon which are credited to the Participant's Plan Account through the close of the calendar year in which such Change of Control occurs. All Participant Deferrals and Corporate Contributions which are invested for bookkeeping purposes in the Plan's Investment Funds shall be treated and shall be valued in the same manner as the KeyCorp 401(k) Savings Plan Investment Funds are treated and valued.

12.2 AMENDMENT IN THE EVENT OF A CHANGE OF CONTROL. On or after a Change of Control, the provisions of Article IV, Article V, Article VI, Article VII, and
Article XII may not be amended or modified as such Sections and Articles apply with regard to Participants' Pre-Change of Control Account Balances.

                                  ARTICLE XIII
                                  ------------

                           SECURITIES LAWS COMPLIANCE

13.1 RESTRICTIONS IMPOSED ON TRANSACTIONS INVOLVING THE CORPORATION STOCK FUND. Notwithstanding any contrary provision in this Plan, the Corporation may, in its discretion, but in a uniform, non-discriminatory manner, delay, suspend or otherwise limit any investment in or withdrawal from the Corporation Stock Fund for such time and to the extent the Corporation, on advice of legal counsel, determines is necessary or desirable to avoid violating any applicable state or federal securities laws, rules or regulations.

                                   ARTICLE XIV
                                   -----------

                                  MISCELLANEOUS
                                  -------------

14.1 TRUST FUND. At its discretion, the Corporation may establish one or more trusts, with such trustees as the Corporation may approve, for the purpose of providing for the payment of benefits owed under the Plan. Although such a trust shall be irrevocable, in the event of insolvency or bankruptcy of the Corporation, such assets will be subject to the claims of the Corporation's general creditors. To the extent any benefits provided under the Plan are paid from any such trust, Employer shall have no further obligation to pay them. If not paid from the trust, such benefits shall remain the obligation of Employer.

14.2 PROTECTIVE PROVISIONS. A Participant will cooperate with Employer by furnishing any and all information requested by Employer in order to facilitate the payment of benefits hereunder.

14.3 VALIDITY. In case any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.

14.4 NOTICE. Any notice required or permitted under the Plan shall be sufficient if in writing and hand delivered or sent by registered or certified mail. Such notice shall be deemed as given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification. Mailed notice to the Corporation shall be directed to the Corporation address. Mailed notice to a Participant or Beneficiary shall be directed to the individual's last known address in Employer's records.

14.5 SUCCESSORS. The provisions of this Plan shall bind and inure to the benefit of Employer and its successors and assigns. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise acquire all or substantially all of the business and assets of Employer, and successors of any such corporation or other business entity.

                                   ARTICLE XV
                                   ----------

                            MISCELLANEOUS PROVISIONS
                            ------------------------

15.1 NO COMMITMENT AS TO EMPLOYMENT. Nothing herein contained shall be construed as a commitment or agreement upon the part of any Employee hereunder to continue his or her employment with an Employer, and nothing herein contained shall be construed as a commitment on the part of any Employer to continue the employment or rate of compensation of any Employee hereunder for any period. All Participants shall remain subject to discharge to the same extent as if the Plan had never been put into effect.

15.2 BENEFITS. Nothing in the Plan shall be construed to confer any right or claim upon any person, firm, or corporation other than the Participants, former Participants, and Beneficiaries.

15.3 ABSENCE OF LIABILITY. No member of the Board of Directors of the Corporation or a subsidiary or committee authorized by the Board of Directors, or any officer of the Corporation or a subsidiary or officer of a subsidiary shall be liable for any act or action hereunder, whether of commission or omission, taken by any other member, or by any officer, agent, or Employee, except in circumstances involving bad faith or willful misconduct, for anything done or omitted to be done.

15.4 EXPENSES. The expenses of administration of the Plan shall be paid by the Corporation.

15.5 PRECEDENT. Except as otherwise specifically provided, no action taken in accordance with the Plan by the Corporation shall be construed or relied upon as a precedent for similar action under similar circumstances.

15.6 WITHHOLDING. The Corporation shall withhold any tax which the Corporation in discretion deems necessary to be withheld from any payment to any Participant, former Participant, or Beneficiary hereunder, by reason of any present or future law.

15.7 VALIDITY OF PLAN. The validity of the Plan shall be determined and the Plan shall be construed and interpreted in accordance with the provisions of the Act, the Code, and, to the extent applicable, the laws of the State of Ohio. The invalidity or illegality of any provision of the Plan shall not affect the validity or legality of any other part thereof.

15.8 PARTIES BOUND. The Plan shall be binding upon the Employers, Participants, former Participants, and Beneficiaries hereunder, and, as the case may be, the heirs, executors, administrators, successors, and assigns of each of them.

15.9 HEADINGS. All headings used in the Plan are for convenience of reference only and are not part of the substance of the Plan.

15.10 DUTY TO FURNISH INFORMATION. The Corporation shall furnish to each Participant, former Participant, or Beneficiary any documents, reports, returns, statements, or other information that it reasonably deems necessary to perform its duties imposed hereunder or otherwise imposed by law.

         Executed at Cleveland, Ohio, to be effective as of the 1st day of January, 1997.

                                     KEYCORP

                                     By:
                                        ---------------------------

                                     Title:
                                          -------------------------